                                                                    EXHIBIT 3.19

Microfilm Number_________    Filed with the Department of State on March 6, 1998

Entity Number 2804136

                                        /s/_____________________________________
                                               Secretary of the Commonwealth

                     ARTICLES OF INCORPORATION - FOR PROFIT
                                       OF

                              Maax-KSD Corporation
                               Name of Corporation
                      A TYPE OF CORPORATION INDICATED BELOW

Indicate type of domestic corporation:

[X] Business-stock (15 Pa.C.S. Section 1306)     [ ] Management (15 Pa.C.S. Section 2702)

[ ] Business-nonstock (15 Pa.C.S. Section 2102)  [ ] Professional (15 Pa.C.S. Section 2903)

[ ] Business-statutory close (15 Pa.C.S.         [ ] Insurance (15 Pa.C.S. Section 3101)
    Section 2303)

                   [ ] Cooperative (15 Pa.C.S. Section 7102)

             DSCB: 15-1306/2102/2303/2702/2903/3101/7102A (Rev. 91)

      In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1.    The name of the corporation is Maax-KSD Corporation

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of that venue is:


(a)  Second Street Pike and Keystone Road  Southampton PA    18966  Bucks County
     ------------------------------------  ----------- ----- -----  ------------
     Number and Street                     City        State Zip    County

(b)  c/o: N/A                                                N/A
     ---------------------------------------------           ------
     Name of Commercial Registered Office Provider           County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is 1,000 ($1.00 par/share) (other provisions, if any, attach 8 1/2 x 11 sheet).

5. The name and address, including number and street, if any, of each incorporator is:

Name                                    Address
Cynthia L. Woolhester                   600 Grant Street, 42nd Floor
                                        Pittsburgh, PA 15219

6.    The specified effective date, if any, is: ________________________________
                                                 month  day  year  hour, if any

7. Additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. Section 77a et seq.).

9.    Cooperative corporations only: (Complete and strike out inapplicable term)
      The common bond of membership among its members/shareholders is:         .
                                                                       --------
IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 6th day of March, 1998.


                                         /s/ Cynthia L. Woolheater
-------------------------------------   --------------------------
(Signature)                             (Signature)